STOCK EXCHANGE AGREEMENT

           This STOCK EXCHANGE AGREEMENT (the “Agreement”) is entered into and made effective as of the 30th day of December, 2010 by and between BWI Holdings, Inc., a company incorporated pursuant to the laws of the State of Nevada (hereinafter “BWI”); Aquasil Inc., a company incorporated pursuant to the laws of the State of New York (hereinafter “AQUASIL”); and Ilia Khassidov, the sole shareholder of AQUASIL and an individual residing in 380 Lexington Avenue, 17th Floor New York, New York 10168 (hereinafter the “AQUASIL Shareholder”).

WHEREAS BWI is a Nevada company, and a reporting issuer with the Securities and Exchange Commission (the “SEC”), whose shares are quoted on the OTCQB under the symbol “BWIH”), having an office address of 3915 61st Ave S.E., Calgary, Alberta, Canada T2C 1V5;

WHEREAS AQUASIL is a New York corporation having a registered office address of _________;

WHEREAS AQUASIL has entered into that certain license agreement dated October 25, 2010 (the “License Agreement”) with Khasid ICT, a corporation organized under the laws of Tajikistan (“KHASID”), pursuant to which KHASID as the sole and exclusive owner of all formula ownership rights to that certain formula serial no. ROSS TJ 72 N00422 (the “Formula”) granted to AQUASIL all right, title and interest in and to the Formula;

WHEREAS AQUSAIL desires to grant to BWI all of its right, title and interest in and to the Formula as evidenced by the License Agreement;

WHEREAS the AQUASIL Shareholder is the sole shareholder and holds of record an aggregate of  100 shares of common stock of AQUASIL, which represents 100% of the total issued and outstanding shares of AQUASIL;

WHEREAS BWI wishes to acquire the 100 shares of common stock of AQUASIL from the AQUASIL Shareholder (which represents 100% of the total issued and outstanding shares of AQUASIL), in exchange for the issuance to the AQUASIL Shareholder of an aggregate 70,000,000 shares of the common stock of  BWI all upon the terms, provisions and conditions set forth herein; and

WHEREAS, BWI, AQUASIL and the AQUASIL Shareholder (collectively the “Parties”) desire to memorialize in writing the terms, provisions and conditions of the Acquisition, the Share Exchange and certain matters relating thereto.

           NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the Parties hereto agree as follows:

ARTICLE I
DEFINITIONS

1.01.	The following terms shall have the following respective meanings:

(a)
“Applicable Securities Laws” means applicable securities laws in all jurisdictions relevant to the transfer of the shares of BWI to  the AQUASIL Shareholder pursuant to the terms of this Agreement, including but not limited to, the federal and state securities legislation of the United States, including the Securities Act, as applicable;

(b)
“Licensing Rights” shall mean the exclusive, sub-licensable, assignable, royalty-bearing license to use the Formula “ROSS TJ. 72 N00422 for the purpose of selling the licensed products, as defined, throughout the world between AQUASIL and KHASID;

(c)
“Trademark” shall mean all right, title, and interest in the registered trade mark “Mineral Silver Water”, as owned by KHASID and sold, assigned, transferred and conveyed, including all goodwill associated therewith and all rights of action, powers and benefits arising therefrom, to AQUASIL , its successors and assigns, on October 25, 2010; and

(d)	“Closing Date” shall mean on or before December 31, 2010 or any other date that BWI, AQUASIL and the AQUASIL Shareholder hereto agree to in writing;

(e)	“Securities Act” means the United States Securities Act of 1933, as amended.

ARTICLE II
SHARE EXCHANGE

2.01           Share Exchange.  Based upon the terms and subject to the conditions of this Agreement, including but not limited to  those terms defined in Items 2.01, 2.02 and 2.03 detailed above, on the Closing Date, the AQUASIL Shareholder shall sell his shares of AQUASIL representing the total issued and outstanding shares of AQUASIL (the “AQUASIL Shares”), in exchange for the issuance of 70,000,000 shares of restricted common stock of BWI (the “BWI Shares”).

2.04           Closing.  The closing shall occur on the Closing Date at 12:00 noon (MT) at the offices of AQUASIL or such other place as may be agreed to amongst the Parties.  At the Closing, the AQUASIL Shareholder shall deliver his stock certificates representing the AQUSIL Shares, properly endorsed for transfer to BWI, and BWI shall deliver the BWI Shares to the AQUASIL Shareholder.  AQUASIL shall further deliver to BWI  an assignment of its right, title and interest in and to the License Agreement regarding the Formula. At the Closing, AQUASIL, BWI and the AQUASIL Shareholder shall deliver any and all other documentation required of them elsewhere in this Agreement.

2.05           Resale Restrictions.  The Parties to this Agreement agree to abide by all applicable resale restrictions and hold periods imposed by Applicable Securities Laws.

ARTICLE III
REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF BWI

3.01           Organization and Standing of BWI.  BWI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.  BWI has full requisite corporate power and authority to carry on its business as it is now being conducted, and to own, operate, and lease the properties now owned, operated, or leased by it.  BWI is duly authorized and qualified to carry on its business in the manner as now conducted in jurisdiction in which authorization and qualification is required.  BWI will make available to AQUASIL and the AQUASIL Shareholder true, correct and complete copies of the contents of its minute book, which is accurate in all respects and set forth fully and fairly all of BWI’s transactions.

3.02           Capitalization of BWI.  The authorized capital stock of BWI currently consists 100,000,000 shares of common stock, as of the date of this Agreement, of which a total of 9,498,063 shares are issued and outstanding. Simultaneously with the

Closing, BWI shall file an information statement with the Securities and Exchange Commission together with shareholders’ consent authorizing an amendment to the articles of incorporation of BWI to increase its authorized capital stock to 500,000,000 shares of common stock and to change the name of BWI to “Aquasil International Inc.”  The shares of common stock issued and outstanding prior to the consummation of the transactions under this Agreement are duly and validly authorized and issued and are fully paid and non-assessable, and were not issued in violation of the pre-emptive rights of any current or former shareholder.  No option, warrant, call, subscription, convertible security, or commitment of any kind obligating BWI to issue any common stock exists, with the exception of those detailed on Schedule C appended hereto.  There is not any compensation plan applicable to any of the officers, directors, or employees of BWI under which compensation accrued or payable is determined, in whole or in part, by reference to common stock.  Notwithstanding the transactions contemplated by this Agreement, there are no agreements or commitments obligating BWI to acquire any common stock.

3.03           Subsidiaries and Other Ventures.  BWI has no subsidiaries or affiliated corporations, and owns no capital stock, bond, or other security of, or has any equity or proprietary interest in, any corporation, partnership, joint venture, trust, or unincorporated association.

3.04           Capacity to Enter into Agreement.  BWI has full right, power and authority to execute and deliver this Agreement and all other agreements, documents and instruments to be executed in connection herewith and perform such its or his obligations hereunder and thereunder.  The execution and delivery by BWI of this Agreement and all other agreements, documents and instruments to be executed in connection herewith have been duly authorized. When this Agreement and all other agreements, documents and instruments to be executed by BWI, this Agreement and such other agreements, documents and instruments will constitute the valid and binding agreements of BWI and enforceable against BWI in accordance with their respective terms.

3.05           Valid Issuance.  The shares of common stock to be issued pursuant to this Agreement are duly and validly authorized and will (when issued) be duly and validly authorized and fully paid and non-assessable, and will not be issued in violation of the pre-emptive rights of any current shareholder.

3.06           Consents and Approvals.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein do not require BWI to obtain any consent, approval any person or entity necessary in connection with the execution, delivery, or performance of this Agreement by BWI, except for the agreement of the Debt Settlement Creditors and the Note Holders, which approvals shall be provided at or prior to Closing.

3.07           No Conflict.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

(a)	violate any provisions of the Articles or Certificate of Incorporation, By-laws or other charter or organizational document of BWI;

(b)
violate, conflict with or result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, any contract or agreement to which BWI is a party to by or to which BWI or any of its respective assets or properties may be bound or subject;

(c)
violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon BWI or upon shares of BWI or the properties or business of BWI;

(d)	violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to BWI; or

(e)	result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license.

3.08           SEC Filings and Financial Statements.  BWI is required to file all forms, reports, statements and other documents required to be filed with the U.S. Securities and Exchange Commission as a reporting issuer, including, without limitation, all proxy statements relating to meetings of shareholders (whether annual or special), all Reports on Form 10-K, Form 10-Q and Form 8-K and all Registration Statements (all such filings being referred to hereinafter as the "SEC Reports").  The SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act of 1933 as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder applicable to such SEC Reports and (ii) did not at the time they were filed and (with respect to registration statements) as of their effective dates, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements as filed with the SEC on Form 10-K (the "Financial Statements") fully and fairly set forth the financial position of BWI as of the dates thereof and the results of operations for the periods indicated and have been prepared in accordance with accounting principles applied on a consistent basis.  There is no basis for the assertion of any liabilities or obligations, either accrued, absolute, contingent, or otherwise, which might adversely affect BWI, or the value, use, operation or enjoyment of the assets of BWI and which is not expressly set forth on the balance sheet of BWI as of September 30, 2010 (the "Balance Sheet").  BWI is not a party to or bound either absolutely or on a contingent basis by any agreement of guarantee, indemnification, assumption or endorsement or any like commitment of the obligations, liabilities or indebtedness of any other person (whether accrued, absolute, contingent or otherwise).

3.09           Absence of Certain Changes and Events.  Since the date of the Balance Sheet, there has not been:

(a)
Financial Change.  Any adverse change in the financial condition, operations, business prospects, employee relations, customer relations, assets, liabilities (accrued, absolute, contingent, or otherwise) or income of BWI, or the business of BWI, from that shown on the Financial Statements or reported on Form 10-K or 10-Q;

(b)
Dividends, Etc.  Any declaration, setting aside, or payment of any dividend or other distribution in respect of the capital stock of BWI, or any direct or indirect redemption, purchase, or any other acquisition of any such stock;

(c)
Incurrence of Debt.  Any borrowing of, or agreement to borrow any funds or any debt, obligation, or liability (absolute or contingent) incurred by BWI (whether or not presently outstanding) except current liabilities incurred, and obligations under agreements entered into in the ordinary course of business;

(d)
Creation of Liens.  Any mortgage, pledge, lien, security interest, charge, claim or other encumbrance created on or in any of BWI’s properties or assets, except liens for current taxes not yet due and payable;

(e)
Assets.  Any sale, assignment, or transfer of BWI’s assets, except in the ordinary course of business, any cancellation of any debts or claims owed to BWI, any capital expenditures or commitments therefor exceeding in the aggregate $25,000.00, any damage, destruction or casualty loss exceeding in the aggregate $25,000.00 (whether or not covered by insurance), or any charitable contributions or pledges;

(f)
Material Contracts.  Any amendment or termination of any contract, agreement, license, or arrangement to which BWI is or was a party or to which any properties or assets of BWI are or were subject, which amendment or termination has had, or may be reasonably expected to have, an adverse effect on the financial condition, properties, assets, liabilities (accrued, absolute, contingent, or otherwise), or income of BWI or the business of BWI; or

(g)
Other Material Changes.  Any other material transaction by BWI outside the ordinary course of business or any other event or condition pertaining to, and adversely affecting the operations, assets, liabilities (accrued, absolute, contingent, or otherwise) or income of BWI, or the business of BWI.

3.10           Options or Other Rights.

(a)
Other than those Options disclosed on Schedule C there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option, contract or other agreement of any kind to purchase or otherwise to receive from BWI any of the outstanding, unauthorized or treasury shares of the common stock of BWI, other than those disclosed in this Agreement; and

(b)
There is no outstanding security of any kind convertible into any common shares of BWI, and, except as aforesaid, there is no outstanding contract or other agreement to purchase, redeem or otherwise acquire any shares of BWI, other than those disclosed in this Agreement.

3.11           Contracts.  Other than those disclosed herein, BWI is not a party to any written or oral lease, contract, agreement, arrangement or commitment, whether or not made in the ordinary course of business, that either (a) involves or may involve aggregate payments by of BWI exceeding $25,000.00 per year; (b) is not by its terms terminable by BWI without premium or penalty within 60 or fewer days notice, or (c) otherwise materially adversely affect or, to the knowledge of BWI, might materially adversely affect the financial condition, property, assets, liabilities (accrued, absolute, contingent, or otherwise), or revenues, of business heretofore conducted by BWI.  All leases, contracts, agreements, arrangement or commitments to which BWI  is a party are in good standing, valid, and effective.  There is not, under any such lease, contract, agreement, arrangement or commitment, any existing or prospective default or event of default by BWI or event which with notice or lapse of time, or both would constitute a default and in respect to which BWI has not taken adequate steps to prevent a default from occurring; and, to the knowledge of BWI, no other party to any such lease, contract, agreement, arrangement or commitment, is in default or breach thereof nor has any event occurred which with notice or lapse of time would constitute a breach or default of any of such lease, contract, agreement, arrangement or commitment.

3.12           Litigation.  There is no pending suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation to which BWI is a party or which adversely affects or might adversely affect BWI.  BWI is not in default with respect to any judgment, order, writ, injunction, decree, or award applicable to it of any court or other governmental instrumentality or arbitrator.  There is no action, suit, proceeding, or claim pending or, to the knowledge of BWI, threatened against BWI by persons not a party to this Agreement wherein an unfavorable decision, ruling, or finding would render unlawful or otherwise adversely affect the consummation of the transactions contemplated by this Agreement.

3.13           Compliance with Law.  BWI is not in violation of, or in default with respect to, or in alleged violation of or alleged default with respect to, any applicable law, rule, regulation, permit, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, including without limitation, any laws, ordinances, rules, regulations, permits, or orders relating to the business of BWI, or the business operations and practices, health and safety, and employment practices of BWI.  BWI is not delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency, or instrumentality, or with any trade association or certification organization that has in the past certified or endorsed the business of BWI.  BWI is not delinquent with respect to any reports required by private covenants or agreements to which it is a party.

3.14           Taxes.  Complete, proper and accurate federal, state and other appropriate jurisdictional tax returns have been timely filed with appropriate governmental agencies by BWI for each period for which any returns were due.  All taxes shown by such returns to be due and payable have been timely paid.  No extension of time or waiver of any statute of limitations with respect to federal, state, or other political subdivision income or other tax for any period, is currently in effect.  BWI has not received any notice of deficiency or assessment issued or proposed deficiency or assessment by any taxing authority.  There is no pending audit or inquiry of BWI.

3.15           Officers, Directors and Key Employees.  At Closing all contracts with Officers, Directors and Key Employees of BWI shall be terminated and BWI shall have no further contractual obligations.

3.16           Brokerage.  No broker or finder has acted, directly or indirectly, for BWI nor has BWI incurred any finder’s fee or other commission, in connection with the transactions contemplated by this Agreement.

3.17           Transactions with Affiliated Parties.  There are no transactions currently engaged in between BWI and any party affiliated with BWI (other than transactions inherent in the normal capacities of shareholders, officers, directors, or employees).

3.18           Untrue Statements.  This Agreement, the schedules and exhibits hereto, and all other documents and information furnished by BWI or its representatives pursuant hereto or in connection herewith do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading or otherwise.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF AQUASIL AND AQUASIL SHAREHOLDER

4.01              Corporate Organization and Good Standing.  AQUASIL  is duly organized, validly existing, and in good standing under the laws of the State of New York and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

4.02              Corporate Authority.  AQUASIL has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.

4.03              Authorization.  Execution of this Agreement has been duly authorized and approved by AQUASIL and the AQUASIL Shareholder.

4.04             Capitalization.

(1)    The authorized capital stock of AQUASIL consists of 200 shares common stock, no par value. At December 29, 2010, (i) 100 shares of common stock of AQUASIL are issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable and none of which were issued in violation of any preemptive rights; (ii) no shares of AQUASIL were reserved for issuance upon the exercise of outstanding options, warrants or other rights to purchase shares; and (iii) no shares of AQUASIL stock were held in the treasury of AQUASIL.  Except as set forth above, as of the date hereof, no shares or other voting securities of AQUASIL are issued, reserved for issuance or outstanding and no shares or other voting securities of AQUASIL shall be issued or become outstanding after the date hereof.  There are no bonds, debentures, notes or other indebtedness or securities of AQUASIL that have the right to vote (or that are convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of AQUASIL may vote.

(2)           AQUASIL has no contract or other obligation to repurchase, redeem or otherwise acquire any shares of Aquasil stock, or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.  There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued shares or other securities of AQUASIL.  None of the outstanding equity securities or other securities of AQUASIL was issued in violation of the Securities Act of 1933 or any other legal requirement.

4.05           Litigation.  To the knowledge of AQUASIL, there are no pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against AQUASIL.

4.06           Financial Statements.  (i) AQUASIL has furnished or made available to BWI, or will make available to BWI prior to the Closing Date, true and complete copies of the financial statements of AQUASIL (the “AQUASIL Financial Statements”), and AQUASIL shall furnish or make available to BWI true and complete copies of AQUASIL's financial statements for all monthly periods ending after its most recent fiscal year up to and including the Closing Date.

                                                 (ii) The AQUASIL Financial Statements were prepared in accordance with  GAAP or the equivalent applied on a basis consistent throughout the periods indicated (except as otherwise stated in such financial statements, including the related notes, and except that, in the case of unaudited statements for the subsequent quarterly periods referenced above, such unaudited statements fairly present in all material respects the consolidated financial condition and the results of operations of Buyer as at the respective dates thereof and for the periods indicated therein (subject, in the case of unaudited statements, to year-end audit adjustments).

4.07           Absence of Certain Changes or Events. Since the end of its most recent fiscal year and to the date of this Agreement, (i) AQUASIL has, in all material respects, conducted its business in the ordinary course consistent with past practice; (ii) there has not occurred any change, event or condition that is or would reasonably be expected to result in a material adverse effect; and (iii)  AQUASIL has not taken and will not take any of the actions that AQUASIL has agreed not to take from the date hereof through the Closing.

4.08           Undisclosed Liabilities. AQUASIL has no material obligations or liabilities of any nature (whether accrued, matured or unmatured, fixed or contingent or otherwise) other than (i) those set forth or adequately provided for in the consolidated balance sheet (and the related notes thereto) of AQUASIL as of the end of the most recent fiscal year  included in the AQUASIL Financial Statements, (ii) those incurred in the ordinary course of business consistent with past practice since the end of the most recent fiscal year  and (iii) those incurred in connection with the execution of this Agreement.

4.09   Legal Proceedings.  AQUASIL is not a party to any, and there is no pending or, to the knowledge of AQUASIL, threatened, legal, administrative, arbitral or other proceeding, claim, action or governmental or regulatory investigation of any nature against AQUASIL, or any of its officers or directors which, if decided adversely to AQUASIL, would, individually or in the aggregate, be material to AQUASIL. There is no injunction, order, judgment or decree imposed upon AQUASIL, or any of its officers or directors, or the assets of AQUASIL.

4.10           Taxes and Tax Returns.

(a) (i) AQUASIL has filed or caused to be filed all  federal, state, foreign and local tax returns required to be filed with any tax authority; (ii) all such tax returns are true, accurate, and complete in all material respects; (iii) AQUASIL has paid or caused to be paid all taxes that are due and payable by any of such companies, other than taxes which are being contested in good faith and are adequately reserved against or provided for (in accordance with  GAAP) in the AQUASIL Financial Statements, and (iv) AQUASIL does not have any material liability for taxes for any current or prior tax periods in excess of the amount reserved or provided for in the AQUASIL Financial Statements (but excluding, for this Clause (iv) only, any liability reflected thereon for deferred taxes to reflect timing differences between tax and financial accounting methods).

(b) No national, state, local or foreign audits, examinations, investigations, or other formal proceedings are pending or, to AQUASIL’s knowledge, threatened with regard to any taxes or tax returns of AQUASIL.  No issue has arisen in any examination of the AQUASIL by any tax authority that if raised with respect to any other period not so examined would result in a material deficiency for any other period not so examined, if upheld.  Any adjustment of income taxes of AQUASIL made in any examination that is required to be reported to the appropriate national, state, local or foreign tax authorities has been so reported.

(c) There are no disputes pending with respect to, or claims or assessments asserted in writing for, any material amount of taxes upon Buyer, nor has AQUASIL given or been requested in writing to give any currently effective waiver extending the statutory period of limitation applicable to any tax return for any period.

4.11           Compliance with Applicable Law and Regulatory Matters. AQUASIL has complied with all applicable laws and regulations, and are not in violation of, and have not received any written notices of violation with respect to, any laws and regulations in connection with the conduct of their respective businesses or the ownership or operation of their respective businesses, assets and properties, except for such noncompliance and violations as would not, individually or in the aggregate, be material.

AQUASIL has all licenses, permits, certificates, franchises and other authorizations, including the Formula (collectively, the “Authorizations”) necessary for the ownership or use of its assets and properties and the conduct of its business, as currently conducted, and have complied with, and are not in violation of, any Authorization.  All such Authorizations are in full force and effect and there are no proceedings pending or, to the knowledge of AQUASIL, threatened that seek the revocation, cancellation, suspension or adverse modification thereof.

There are no governmental orders applicable to AQUASIL which have had a Material Adverse Effect on AQUASIL.

4.12    Material Contracts. There are no material contracts of AQUASIL currently in existence except as disclosed in a Schedule hereto.

4.13    Assets.  AQUASIL owns, leases or has the right to use all the properties and assets necessary or currently used for the conduct of its businesses free and clear of all liens of any kind or character.  All items of equipment and other tangible assets owned by or leased to AQUASIL and which are material to the operations and business of AQUASIL are in good condition and repair (ordinary wear and tear excepted).  In the case of leased equipment and other tangible assets, AQUASIL holds valid leasehold interests in such leased equipment and other tangible assets, free and clear of all liens of any kind or character.

4.14     Environmental Liability.  AQUASIL is in compliance with all applicable environmental laws.  To the knowledge of AQUASIL, there are no liabilities of AQUASIL of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any environmental law and, to the knowledge of AQUASIL, there are no facts, conditions, situations or set of circumstances that could reasonably be expected to result in or be the basis for any such liability.

4.15    Insurance.  AQUASIL has in full force and effect the insurance coverage with respect to its business.  There is no claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies.  All premiums due and payable under all such policies have been paid, and AQUASIL is otherwise in compliance in all material respects with the terms of such policies.  AQUASIL has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

4.16    Intellectual Property. AQUASIL has title to all intellectual property  which is disclosed in a Schedule to this Agreement.

4.17    Interests of Officers and Directors. Except as disclosed herein, none of the officers or directors of AQUASIL has any interest in any property, real or personal, tangible or intangible, including intellectual property, used in or developed by the business of AQUASIL, or in any supplier, distributor or customer of AQUASIL, or any other relationship, contract, agreement, arrangement or understanding with AQUASIL, except  for the normal ownership interests of a shareholder and employee rights.

4.18    Broker’s Fees.   AQUASIL has not employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the transactions contemplated by this Agreement.

4.19    Certain Business Practices. No director, officer, agent or employee of AQUASIL has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity on behalf of, or purportedly on behalf of, or for the business of AQUASIL, or (ii) made any unlawful payments to officials or employees of governmental entities or to directors, officers or employees of foreign or domestic business enterprises.

4.20     Execution and Delivery.  This Agreement has been duly executed and delivered by AQUASIL and by the AQUASIL Shareholder and thereby constitutes a valid and binding agreement, enforceable against AQUASIL and the AQUASIL Shareholder in accordance with its terms.

4.02      Consents and Approvals.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein do not require AQUASIL or the AQUASIL Shareholder to obtain any consent, approval or action of, or make any filing with or give any notice to, any person or entity.

4.03      Title to Stock.

(a)	The AQUASIL Shareholder has valid title to the AQUASIL Share free and clear of all liens or encumbrances, including, without limitation, any community property claim;

(b)
upon delivery of the AQUASIL Shares on the Closing Date, as herein provided, BWI shall acquire good and marketable title thereto, free and clear of any lien, including, without limitation, any community property claim;

4.04           Actions and Proceedings.

(a)
there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving AQUASIL or any of the AQUASIL Shares held by the AQUASIL Shareholder; and

(b)	there are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or threatened against AQAUSIL or the AQUASIL Shareholder or involving the AQUASIL Shares.

4.05           Brokerage.  No broker or finder has acted, directly or indirectly, for AQUASIL or the AQUASIL Shareholder nor have AQUASIL or the AQUASIL Shareholder incurred any finder’s fee or other commission, in connection with the transactions contemplated by this Agreement

ARTICLE V
CONDITIONS PRECEDENT TO THE OBLIGATION OF AQUASIL AND KHASSIDOV TO CLOSE

The obligation of AQUASIL and the AQUASIL Shareholder to enter into and complete the transactions contemplated by the Agreement is subject to BWI acting in accordance with the provisions of this Agreement with respect to the termination hereof, to the fulfillment on or before the Closing Date, of the following conditions, any one or more of which may be waived by it, to the extent permitted by law.

5.01.	Representations and Covenants.

(a)
The representations and warranties of BWI contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period; and

(b)	BWI shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or before the Closing Date.

5.02.	Governmental Permits and Approvals.

(a)
all approvals, authorizations, consents, permits and licenses from governmental and regulatory bodies required for the transactions contemplated by this Agreement and to permit the business currently carried on by BWI to continue to be carried on by BWI substantially in the same manner immediately following the Closing Date shall have been obtained and shall be in full force and effect, and BWI shall have been furnished with appropriate evidence, reasonably satisfactory to it, of the granting of such approvals, authorizations, consents, permits and licenses; and

(b)	there shall not have been any action taken by any court, governmental or regulatory body then prohibiting or making illegal on the Closing Date the transactions contemplated by this Agreement.

5.03	Conditions Subsequent.

(a)           Debt Settlement.  Subsequent to the Closing and the effective date of the amendment to the Articles of Incorporation increasing the authorized capital stock to 500,000,000 shares of common stock, BWI shall settle a total of $______ of the outstanding debt on the balance sheet of BWI (the “Settlement Debt”) with various creditors (the “Debt Settlement Creditors”) by way of the issuance of up to 60,000,000 shares of common stock of BWI (the “Settlement Shares”).

2.02           Debt Restructure.  Subsequent to the Closing and the effective date of the amendment to the Artciels of Incorporation, BWI shall have renegotiated a total of $________ of  the outstanding debt on the balance sheet of BWI (the “Convertible Debt”) by way of convertible notes, (the “Convertible Notes”) convertible into no more than 50,000,000 shares of common stock of BWI.

5.04           Third Party Consents.  All consents, permits and approvals required to be obtained by BWI in connection with the performance by BWI of their obligations under this Agreement shall have been obtained.

5.05           Litigation.  No action, suit or proceeding shall have been instituted and be continuing or be threatened by any person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that has or could have a material adverse effect on BWI.

5.06           No Change in Capitalization.  On the Closing Date, the capitalization of BWI shall be as represented in Schedule A, which represents the complete capitalization as at the Closing Date as per this Agreement, and includes the intended allocation of all shares issued  or allocated to be issued pursuant to this Agreement.

5.07           No Severance Payments.  No parties shall be entitled to severance or change of control payments by BWI as a result of this Agreement being performed.

ARTICLE VI
CONDITIONS PRECEDENT TO THE OBLIGATION OF BWI TO CLOSE

The obligation of the BWI to enter into and complete the transactions contemplated by this Agreement, is subject, at BWI’s option acting in accordance with the provisions of this Agreement with respect to the termination hereof, to the fulfillment, on or before the Closing Date, of the following conditions, any one or more of which may be waived by it, to the extent permitted by law.

6.01.           Representations and Covenants.

(a)
The representations and warranties of AQUASIL and the AQUASIL Shareholder contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period; and

(b)	AQUASIL and the AQUASIL Shareholder shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or before the Closing Date.

ARTICLE VII
CLOSING ARRANGEMENTS

7.01.           Closing Location.  The Closing will take place at 12:00 noon (EST) on the Closing Date at the offices of AQUASIL or such other date or location as the parties may agree to in writing.

7.02.           AQUASIL Closing Documents.

At the Closing, AQUASIL will tender to BWI:

(i)	copies of resolutions of the directors of AQUASIL in a form satisfactory to BWI, acting reasonably, authorizing the transaction contemplated hereunder;

(ii)	an assignment of AQUASIL to BWI of its right, title and interest in and to the License Agreement;

(iii)	share certificates, registered in the name of BWI representing the AQUASIL Shares previously held of record by the AQUASIL Shareholder; and

(iv)	a copy of the share issuance order of AQUASIL showing BWI as the registered owner of the AQUASIL Shares.

7.03           BWI Closing Documents.

At the Closing, BWI will tender to AQUASIL:

(i)	copies of resolutions of the directors of BWI in a form satisfactory to AQUASIL, acting reasonably, authorizing the transaction contemplated hereunder;

(ii)	share certificates, registered in the name of the AQUASIL Shareholder representing the BWI Shares; and

(iii)	a copy of the share issuance order of BWI showing the AQUASIL Shareholder as the registered owner of the BWI Shares;

(iv)	the resignation of Jim Can as a director and officer of BWI;

(v)	a board resolution appointing the AQUASIL Shareholder as the President/Chief Executive Officer and a director of BWI;

(vi)	a copy of the board resolution of BWI showing the issuance of the Settlement Shares;

(vii)	copies of the Convertible Notes evidencing the transactions as required herein.

ARTICLE VIII
TERMINATION

8.01           Termination by AQUASIL and the AQUASIL Shareholder. This Agreement and the transactions contemplated hereby may be terminated at AQUASIL’s or the AQUASIL Shareholder’s sole election prior to Closing by AQUASIL or the AQUASIL Shareholder giving written notice to BWI of such election to so terminate in any of the following instances:

(a)
if any conditions set forth in Article V are not satisfied in any respect or waived AQUASIL  and the AQUASIL Shareholder on or before the Closing Date or if the Closing has not occurred 12:00 noon (EST) on the Closing Date, other than due to a breach of this Agreement by AQUASIL or the AQUASIL Shareholder; or

(b)
if any proceeding seeking to restrain, prohibit or declare illegal, or seeking substantial damages from AQUASIL or the AQUASIL Shareholder in connection with, the transactions contemplated by this Agreement has been brought by or before any federal, state or local court or governmental agency or instrumentality, and such action has not been dismissed before 12:00 noon (EST) on the Closing Date.

Notwithstanding that Section 8.01(a) permits AQUASIL or the AQUASIL Shareholder to terminate this Agreement, upon the occurrence of the instance described in Section 8.01 (a) which permits AQUASIL or the AQUASIL Shareholder to terminate this Agreement, AQUASIL or the ACQUSAIL Shareholder may, in lieu of terminating this Agreement, seek to enforce this Agreement and their respective rights under this Agreement.

8.02           Termination by BWI.  This Agreement and the transactions contemplated hereby may be terminated at the sole election of BWI prior to Closing by BWI giving written notice to AQUASIL and the AQUASIL Shareholder of BWI's election to so terminate in any of the following instances:

(a)
If any of the conditions set forth in Article VI are not satisfied in any respect or waived by BWI on or before the Closing Date, or if the Closing has not occurred before 12:00 noon (EST) on the Closing Date, other than due to a breach of this Agreement by BWI; or

(b)
if any proceeding seeking to restrain, prohibit or declare illegal, or seeking substantial damages from AQUASIL or the AQUASIL Shareholder in connection with, the transactions contemplated by this Agreement has been brought by or before any federal, state or local court or governmental agency or instrumentality, and such action has not been dismissed before 12:00 noon (EST) on the Closing Date.

ARTICLE IX
SURVIVAL AND INDEMNITY

9.01           Survival of Representations and Warranties.  All of the representations and warranties made by the parties hereto in this Agreement or pursuant hereto, shall be continuing and shall survive the closing hereof and the consummation of the transactions contemplated hereby, notwithstanding any investigation at any time made by or on behalf of any party hereto.

9.02           Indemnification by BWI. BWI shall protect, indemnify and hold AQUASIL or the AQUASIL Shareholder harmless from any and all demands, claims, actions, causes of actions, lawsuits, proceedings, judgments, losses, damages, injuries, liabilities, obligations, expenses and costs (including costs of litigation and attorneys' fees), arising from any breach of any agreement, representation or warranty made by BWI in this Agreement.

9.03           Indemnification by AQUASIL and the AQUASIL Shareholder. AQUASIL and the AQUASIL Shareholder shall protect, indemnify and hold BWI harmless from any and all demand, claims, actions, causes of actions, lawsuits, proceedings, judgments, losses, damages, injuries, liabilities, obligations, expenses and costs (including costs of litigation and attorneys' fees), arising from any breach of any agreement, representation or warranty made by each of them in this Agreement.

ARTICLE X
MISCELLANEOUS

10.1           Notices.  Any notices, requests, demands, or other communications herein required or permitted to be given shall be in writing and may be personally served or sent by United States or Canadian mail and shall be deemed to have been given if personally served, when served, or if mailed, when deposited in the mail and shall be deemed to have been received if personally served, when served, or if mailed on the ten (10) business day after deposit in the United States mail with postage pre-paid by certified or registered mail and properly addressed.  As used in this Agreement, the term "business day" means days other than Saturdays, Sundays, and holidays recognized by Federal banks.  For purposes of this Agreement, the addresses of the parties hereto shall be the addresses as set forth on the signature pages of this Agreement until a party subsequently notifies all other parties in writing of a change of address.

10.02           Counterparts.  This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one and the same instrument.

10.03           Amendments and Waivers.  This Agreement may be amended, modified, or superseded only by written instrument executed by all parties hereto.  Any waiver of the terms, provisions, covenants, representations, warranties, or conditions hereof shall be made only by a written instrument executed and delivered by the party waiving compliance.  Any waiver granted by a corporate party hereto shall be effective only if executed and delivered by the chief executive officer, president, or any vice president of such party.  The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same.  No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation, or warranty contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or the breach of any other term, provision, covenant, representation, or warranty.

10.04           Time of Essence.  Time is of the essence in the performance of this Agreement.

10.05           Captions.  The captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any Article, Section, or paragraph hereof.

10.06           Entire Agreement.  This Agreement (including the schedules and exhibits hereto and all supporting agreements referred to herein, all of which are by this reference fully incorporated into this agreement) sets forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements, and understandings relating to the subject matter hereof.

10.07           Successors and Assigns.  All of the terms, provisions, covenants, representations, warranties, and conditions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, assigns, and successors.

10.08           Knowledge, Gender, and Certain References.  A representation or statement made herein to the knowledge of any corporate party refers to the knowledge or belief of the companies' directors, officers, and attorneys, regardless of whether the knowledge of such person was obtained outside of the course and scope of his corporate employment or duties, and regardless of whether any such person's interests are adverse to such entity in respect of the matters as to which his knowledge is attributed.  Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural, and pronouns stated in the masculine or the neuter gender shall include the masculine, the feminine and the neuter gender.  The terms "hereof," "herein," or "hereunder" shall refer to this Agreement as a whole and not to any particular Article, Section, or paragraph hereof.

10.09           Applicable Law.  THIS AGREEMENT SHALL BE GOVERNED EXCLUSIVELY BY ITS TERMS AND BY THE LOCAL, INTERNAL LAWS OF THE STATE OF NEVADA.  Each party hereto hereby acknowledges and agrees that it has consulted legal counsel in connection with the negotiation of this Agreement and that it has bargaining power equal to that of the other parties hereto in connection with the negotiation and execution of this Agreement.  Accordingly, the parties hereto agree that the rule of contract construction that an agreement shall be construed against the draftsman shall have no application in the construction or interpretation of this Agreement.

10.10           Severability.  If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

10.11 Costs, Expenses and Fees.  Each party hereto agrees hereby to pay all costs, expenses, and fees incurred by it or him in connection with the transactions contemplated hereby, including, without limitation, all attorneys' and accountants' fees.

10.12           Further Assurances.  The parties shall with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each party shall provide such further documents or instruments required by the other party as may be reasonably necessary or desirable to give effect to the purpose of this Agreement and carry out its provisions whether before or after the Closing Date.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BWI HOLDINGS, INC.,
a Nevada Corporation

By:                         ___________________________

Name Printed:      ___________________________

Title:                      _________________________

AQUASIL INC.
a New York Corporation

By:                      ___________________________

Name Printed:   ___________________________

Title:                   _________________________

ILIA KHASSIDOV

___________________________

SCHEDULE A

CAPITALIZATION OF BWI AS AT THE DATE OF THIS AGREEMENT

This schedule represents all issued and outstanding shares and is represented by BWI as being complete and inclusive as of the date of this Agreement, other than as contemplated in this Agreement.

1)	Common Shares

2)	Warrants, Options, ROFR, Pre-empted Rights

SCHEDULE B

SCHEDULE C

SCHEDULE D